LOAN AGREEMENT

THIS UNSECURED LOAN AGREEMENT ("Loan Agreement") is dated as of October 21, 2005 by and between ACCESS DEVICES, INC., a Nevada corporation, with principal executive offices located at c/o Access Devices Digital Ltd., 5th floor, 58 Uxbridge Road, London W5 2ST, United Kingdom (the "Company"), and Avatar Business Corp. a corporation organised under the laws of the British Virgin Island, of Palm Chambers No. 4, Fishlock Road, Road Town, Tortola, British Virgin Islands (the "Investor").

WHEREAS Investor invested on May 17, 2005 an amount of US$112,500 (the "Investment Amount") in the Company;

WHEREAS such funds were loaned to the Company by Investor in contemplation of entering into definitive loan documentation or the repayment of such amounts by the Company after it successfully completed a financing transaction;

WHEREAS now Investor and the Company wish to document the terms of the loan in accordance with the mutual desires of both parties; and

WHEREAS it is the intention of both parties to be bound by the terms agreed in this Loan Agreement as if such terms had been entered into on the date of the initial investment of the Investment Amount.

NOW THEREFORE the parties agree that the terms under which the Investment Amount was loaned to the Company shall be as follows:

Term: The Investment Amount plus accrued interest shall be paid to the Investor within 30 days of a written request to the Company by the Investor to that effect.

Repayment: The Company may, at its sole option, repay the full amount of the Investment Amount plus any accrued interest at any time, upon giving 10 days notice to the Investor of its intention so to do.

Interest rate: 5% per annum, calculated on the basis of a 360 day year. Interest shall only become payable upon maturity.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first written above.

Access Devices, Inc.

By: Anthony S. Walton

Date: Oct 21, 2005

Avatar Business Corp

By: Oriel F. Kennion
Director/President

Date: October 21, 2005.

By: Francisco Martinelli B.
Director/Secretary

Date: October 21, 2005.